SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    February 13, 2009

ABC FUNDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-121070	56-2458730
State of Incorporation	Commission File Number	IRS Employer I.D. Number

6630 Cypresswood Drive, Suite 200 Spring, Texas 77379
Address of principal executive offices

Registrant’s telephone number: (832) 559-6060

________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                Amendments to Articles of Incorporation or By-laws. Change in Fiscal Year.

On February 13, 2009, the board of directors of ABC Funding, Inc. a Nevada corporation (“we” or the “Company”), approved a fiscal year-end change from June 30th to December 31st.

The change is scheduled to apply to our new 2009 fiscal year, beginning January 1, 2009 and ending December 31, 2009, and is being implemented (i) to correspond with the financial reporting periods of Voyager Gas Corporation, our predecessor, following its purchase by us during our second quarter 2008, and (ii) to align better our financial reporting periods with those of our oil and natural gas industry peers.

We intend to file with the Securities and Exchange Commission within 90 days of this Current Report a Transition Report, on Form 10-K, covering the transition period ended December 31, 2008, which report is occasioned by the change of the Company's fiscal year end from June 3oth to December 31st.

The Transition Report will include: (a) with respect to the Company, (i) balance sheets as of December 31, 2008 (audited) and December 31, 2007 (unaudited), and (ii) statements of operations, changes in stockholders’ equity and cash flows for the 6-month transition period from July 1, 2008 through December 31, 2008 (audited) and the corresponding six months ended  December 31, 2007 (unaudited); and (b) with respect to Voyager Gas Corporation, as our predecessor following our acquisition thereof on September 2, 2008: (i) balance sheets as of September 2, 2008 (audited) and September 2, 2007 (unaudited), and (ii) statements of operations, changes in stockholders’ equity and cash flows for the period from January 1, 2008 through September 2, 2008 (audited) and the period from January 1, 2007 through September 2, 2007 (unaudited).

Prior historical financial statements presented in the Transition Report shall include: (a) with respect to the Company, (i) audited balance sheets as of June 30, 2008 and 2007, and (ii) statements of operations, changes in stockholders’ equity and cash flows for the two years ended June 30, 2008 and 2007; and (b) with respect to Voyager Gas Corporation, as our predecessor (i) audited balance sheets as of December 31, 2008 and 2007, and (ii) statements of operations and cash flows for the two years ended December 31, 2008 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 13, 2009

ABC FUNDING, INC.

By: _/s/  Carl A. Chase________
      Carl A. Chase,
      Chief Financial Officer